Exhibit 5.1

2475 Hanover Street

Palo Alto, CA 94304-1114^Tel 650.233.4500

Fax 650.233.4545

www.pillsburylaw.com

November 16, 2005

SYNNEX Corporation

44201 Nobel Drive

Fremont, California 94538

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for SYNNEX Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-128947) relating to the registration under the Securities Act of 1933 (the “Act”) of 2,875,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company (including 375,000 shares subject to the underwriters’ over-allotment option) to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/    PILLSBURY WINTHROP SHAW PITTMAN LLP